Exhibit 4.4

SECOND SUPPLEMENTAL ELIGIBLE LIABILITIES
SENIOR INDENTURE

AMONG

DEUTSCHE BANK AKTIENGESELLSCHAFT,
as Issuer

AND

THE BANK OF NEW YORK MELLON,
as Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Paying Agent, Authenticating Agent, Issuing Agent and Registrar

Dated as of July 21, 2018

SUPPLEMENTAL TO ELIGIBLE LIABILITIES SENIOR INDENTURE

DATED AS OF APRIL 19, 2017

THIS SECOND SUPPLEMENTAL ELIGIBLE LIABILITIES SENIOR INDENTURE, dated as of July 21, 2018, among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain Eligible Liabilities Senior Indenture, dated as of April 19, 2017, as supplemented by the First Supplemental Eligible Liabilities Senior Indenture, dated as of July 10, 2017, each among the Issuer, the Trustee and Deutsche Bank Trust Company Americas (the “Indenture”);

WHEREAS, Section 9.01(c) of the Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, there are no Securities Outstanding of any series created prior to the execution of this Second Supplemental Eligible Liabilities Senior Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Issuer desires and the Trustee has agreed to amend Sections 1.01, 2.03, 12.08 and 12.12 of the Indenture with respect to the Securities to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture;

WHEREAS, the Issuer desires to amend the Indenture to provide that certain Securities to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture may include provisions permitting substitution of the office through which the Issuer is acting for all purposes under such Securities;

WHEREAS, Section 9.01(d) of the Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, establishing the forms or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 2.03 of the Indenture;

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WHEREAS, the Issuer desires to establish the forms of Securities for the Eligible Liabilities Senior Notes, Series D to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture pursuant to Sections 2.01 and 2.03 of the Indenture;

WHEREAS, the Issuer hereby represents that the entry into this Second Supplemental Eligible Liabilities Senior Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, the Issuer hereby represents that all things necessary to make this Second Supplemental Eligible Liabilities Senior Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

Article 1
Forms of Securities

Section 1.01. Establishment of Series; Forms of Securities. As applied to the Securities to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture, the forms of Securities for the Eligible Liabilities Senior Notes, Series D shall be substantially in the forms of Schedule I or Schedule II to this Second Supplemental Eligible Liabilities Senior Indenture and as may be determined from time to time pursuant to Officers’ Certificates pursuant to Section 2.03 of the Indenture.

Article 2
Amendments to the Indenture

Section 2.01. Amendment to Section 1.01 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture, Section 1.01 of the Indenture is amended to include the following definition (which shall be deemed to arise in 1.01 in its proper alphabetical order):

“competent supervisory authority” means any authority primarily responsible for the prudential supervision of the Issuer.

Section 2.02. Amendment to Section 2.03 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture, the second paragraph of

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Section 2.03 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, subject to any statutory priority regime under German law that provides certain claims will be satisfied first in a resolution or insolvency proceeding with respect to the Issuer and save for those preferred by mandatory provisions of law. Under German law, the Securities constitute non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz). No Holder may set off its claims arising under the Securities against any claims of the Issuer. No security or guarantee shall be provided at any time securing claims of the Holders under the Securities; any security or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Securities.”

and shall be replaced with the following:

“The Securities may be issued in one or more series and are intended to qualify as eligible liabilities instruments for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

Status. The obligations under the Securities constitute unsecured and unsubordinated non-preferred obligations of the Issuer under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. The obligations of the Issuer under the Securities shall rank pari passu among themselves and with all other unsecured and unsubordinated non-preferred obligations under debt instruments of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision.

In accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer, the obligations of the Issuer under the Securities shall rank junior to the claims of unsubordinated creditors of the Issuer not qualifying as obligations under debt instruments of the Issuer within the meaning of Section 46f(6)

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sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision. In any such event, no amounts shall be payable in respect of the Securities until the claims of such unsubordinated creditors of the Issuer have been satisfied in full.

No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Securities or shorten the term of any of the Securities or any applicable notice period. No Holder may set off its claims arising under the Securities against any claims of the Issuer. No security or guarantee shall be provided at any time securing claims of the Holders under the Securities; any security or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Securities.”

Section 2.03. Amendment to Section 12.08 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture, Section 12.08 of the Indenture, which reads as follows, shall be deleted in its entirety:

“This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in Section 2.03 relating to the ranking of the Securities and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.”

and shall be replaced with the following:

“This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in the third and fourth paragraphs of Section 2.03, relating to the ranking of the Securities and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.”

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Section 2.03. Amendment to Section 12.12 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture, Section 12.12 of the Indenture shall be amended by inserting the following additional paragraph after the existing provision:

“Nothing in this Indenture, in particular the application of the laws of the Federal Republic of Germany to the provisions of the third and fourth paragraphs of Section 2.03, shall be deemed a submission by the Trustee to the jurisdiction of any court other than those specified in this Section 12.12.”

Article 3
Substitution

Section 3.01. Addition of Certain Terms Defined. With respect to the Securities to be issued under the Indenture on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture, Section 1.01 of the Indenture is amended to include the following definition (which shall be deemed to arise in Section 1.01 in its proper alphabetical order):

“Office” means the Issuer’s head office or one of the Issuer’s branch offices.

Section 3.02. Office Substitution. The Issuer may issue one or more series of Securities on or after the date of this Second Supplemental Eligible Liabilities Senior Indenture that permit the Issuer at any time, without the consent of the Holders or the Trustee, to designate another Office of the Issuer as substitute for the Office through which the Issuer has acted to issue the Securities of such series with the same effect as if such substitute Office had been originally named as the Office through which the Issuer had acted to issue the Securities of such series for all purposes under the Indenture and the Securities of such series. In order to give effect to such substitution, the Issuer shall give notice of such substitution to the Trustee and the Holders of the Securities of such series. With effect from the substitution date, such substitute Office shall, without any amendment of the Securities of such series or entry into any supplemental indenture, assume all of the obligations of the originally-named Office as principal obligor under the Securities of such series.

Article 4
Miscellaneous Provisions

Section 4.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as

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may reasonably be necessary or proper to carry out more effectively the purposes of this Second Supplemental Eligible Liabilities Senior Indenture.

Section 4.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 4.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 4.04. Governing Law. This Second Supplemental Eligible Liabilities Senior Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions of the third and fourth paragraphs of Section 2.03 of the Indenture (as amended by this Second Supplemental Eligible Liabilities Senior Indenture), relating to the ranking of the Securities and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

Section 4.05. Counterparts. This Second Supplemental Eligible Liabilities Senior Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 4.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Eligible Liabilities Senior Indenture or the Securities.

Section 3.07.  Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this Second Supplemental Eligible Liabilities Senior Indenture, is in all respects hereby adopted, ratified and confirmed. The Indenture and this Second Supplemental Eligible Liabilities Senior Indenture shall be read, taken and construed as one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Eligible Liabilities Senior Indenture to be duly executed, all as of the date first written above.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Managing Director

By:	/s/ Marco Zimmerman
	Name:	Marco Zimmerman
	Title:	Managing Director

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ John D. Bowman
	Name:	John D. Bowman
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

By:	/s/ Debra A. Schwalb
	Name:	Debra A. Schwalb
	Title:	Vice President

Schedule I

DEUTSCHE BANK AG

[INSERT BRANCH OFFICE THROUGH WHICH THE NOTE IS ISSUED, IF APPLICABLE]

[FORM OF FACE OF DEBT SECURITY]

FIXED RATE REGISTERED ELIGIBLE LIABILITIES SENIOR NOTE

REGISTERED	U.S. $[AGGREGATE
PRINCIPAL AMOUNT]
CERTIFICATE No.	CUSIP:
ISIN:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ELIGIBLE LIABILITIES SENIOR NOTES, SERIES D

Fixed Rate Registered Eligible Liabilities Senior Note

Trade Date	[ ]
Original Issue Date	[ ]
Maturity Date	[ ]
Principal Amount	[ ]
Aggregate Principal Amount	[ ]
Minimum Denominations	[ ]
Interest Rate	[ ]
Interest Payment Date(s)	[ ]
Interest Period(s)	[ ]
Interest Accrual Date	[ ]
Resolution Measures Provisions	This Note will be subject to the Resolution Measures provisions provided in the Indenture and on the reverse hereof
Office Substitution	[Applicable]
Initial Redemption Date	[ ]
Redemption Dates	[ ]
Redemption Notice Period	[ ]
Initial Redemption Percentage	[ ]
Annual Redemption Percentage Reduction	[ ]
Original Yield to Maturity	[ ]
Tax Redemption	[ ]
Payment of Additional Tax Amounts	[ ]
Other Provisions	[ ]

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Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, if so specified, acting through the office specified on the front page of this Note, (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the amount of cash due with respect to the principal sum specified above on the Maturity Date specified above (except to the extent previously redeemed) and to pay interest thereon at the Interest Rate per annum specified above from and including the Interest Accrual Date specified above until but excluding the date the amount due with respect to the principal amount is paid or duly made available for payment (except as provided below) weekly, monthly, quarterly, semi-annually or annually in arrears on the Interest Payment Dates specified above in each year commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date.

Interest on this Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including, the Interest Accrual Date, to, but excluding the next Interest Payment Date or the date the amount due with respect to the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date that is one New York Banking Day immediately preceding the relevant date of payment with respect to such Interest Payment Date (each such date, a “Record Date”); provided, however, that any interest payable at maturity (or on any redemption date) will be payable to the person to whom the amount due with respect to the principal hereof shall be payable.

Payment of the amount due with respect to the principal, premium, if any, and any interest due on this Note will be made by wire transfer of immediately available funds at the office or agency of the Paying Agent (as defined on the reverse hereof), maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, acting on behalf of the Trustee, referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: [ ]	DEUTSCHE BANK AG [INSERT BRANCH OFFICE THROUGH WHICH THE NOTE IS ISSUED, IF APPLICABLE]

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities referred
to in the within-mentioned Eligible Liabilities Senior Indenture.

DEUTSCHE BANK NATIONAL TRUST
COMPANY on behalf of DEUTSCHE BANK TRUST COMPANY AMERICAS, as
Authenticating Agent

By:
Authorized Officer

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[FORM OF REVERSE OF SECURITY]

This Note is one of a duly authorized issue of Eligible Liabilities Senior Notes, Series D of the Issuer (the “Notes”). The Notes are issuable under an Eligible Liabilities Senior Indenture, dated as of April 19, 2017, among the Issuer, The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, authenticating agent, issuing agent, and registrar (as supplemented by the First Supplemental Eligible Liabilities Senior Indenture dated as of July 10, 2017, and the Second Supplemental Eligible Liabilities Senior Indenture dated as of July 21, 2018, and as may be further amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as its paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The Issuer has appointed DBTCA as the authenticating agent (the “Authenticating Agent,” which term includes any additional or successor Authenticating Agent appointed by the Issuer) to act on behalf of the Trustee to authenticate the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

This Note will not be subject to any sinking fund. Unless otherwise indicated on the face hereof, this Note will not be redeemable prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof or on the Redemption Dates specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. Any redemption of this Note prior to its stated maturity shall be subject to (i) receipt by the Issuer of approval of the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, and (ii) compliance with any other regulatory requirements. If this Note is redeemed by the Issuer without the approval of such competent authority, if then legally required, then the amounts paid on this Note must be returned to the Issuer irrespective of any agreement to the contrary.

If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

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Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption date), as the case may be. Unless indicated otherwise on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the calendar date indicated on the face hereof as the Interest Payment Date or the Maturity Date (or any redemption date) does not fall on a Business Day or where the Interest Payment Date or the Maturity Date (or any redemption date) is postponed according to the terms and procedures specified on the face hereof, payment of interest, premium, if any, or principal otherwise payable on such calendar date need not be made on such date, but may be made on the immediately following Business Day with the same force and effect as if made on the indicated calendar date, and no interest on such payment shall accrue for the period from and after the indicated calendar date to such Business Day.

The Notes are intended to qualify as eligible liabilities instruments for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

The obligations under the Notes constitute unsecured and unsubordinated non-preferred obligations of the Issuer under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. The obligations of the Issuer under the Notes shall rank pari passu among themselves and with all other unsecured and unsubordinated non-preferred obligations under debt instruments of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision.

In accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer, the obligations of the Issuer under the Notes shall rank junior to the claims of unsubordinated creditors of the Issuer not qualifying as obligations under debt instruments of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision. In any such event, no amounts shall be payable in respect of the Notes until the claims of such unsubordinated creditors of the Issuer have been satisfied in full.

No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Notes or shorten the term of any of the Notes or any applicable notice period. No Holder may set off its claims arising under the Notes against any claims of the Issuer. No security or guarantee shall be provided at any time securing claims of the Holders under the Notes; any security or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Notes.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and unless otherwise specified above, is issuable

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only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

If “Office Substitution” is applicable to the Notes as specified on the face hereof, the Issuer may at any time, without the consent of the Holders or the Trustee, to designate another Office of the Issuer as substitute for the Office through which the Issuer has acted to issue the Notes with the same effect as if such substitute Office had been originally named as the Office through which the Issuer had acted to issue the Notes for all purposes under the Indenture and the Notes.  In order to give effect to such substitution, the Issuer shall give notice of such substitution to the Trustee and the Holders of the Notes.  With effect from the substitution date, such substitute Office shall, without any amendment to this Note or entry into any supplemental indenture, assume all of the obligations of the originally-named Office as principal obligor under the Notes. “Office” means the Issuer’s head office or one of the Issuer’s branch offices.

DBTCA has been appointed Registrar for the Notes, and DBTCA will maintain at its office in The City of New York, a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office of DBTCA by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that neither the Trustee nor the Authenticating Agent will be required to (i) register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (ii) register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee and the Authenticating Agent, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee, the Authenticating Agent and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

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An “Event of Default” with respect to this Note means the opening of insolvency proceedings against the Issuer by a German court having jurisdiction over the Issuer. There are no other events of default under this Note. If an Event of Default with respect to this Note occurs and is continuing, then, unless the principal of this Note shall have already become due and payable, either the Trustee or the Holder of not less than 33 1⁄3% in aggregate principal amount of all outstanding debt securities issued under the Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the principal amount of this Note and interest accrued thereon to be due and payable immediately in accordance with the terms of the Indenture.

Subject to Section 5.02 of the Indenture, the Indenture provides for no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under this Note or a default in the performance of any other covenant of the Issuer under this Note or the Indenture (any such default in payment or default in performance, a “default”).

If an Event of Default or a default with respect to this Note occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to pursue any available remedy by proceedings at law or in equity to collect any principal of and interest on this Note due and unpaid, or to enforce the performance of any provision of this Note or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon this Note and collect in the manner provided by law out of the property of the Issuer or other obligor upon this Note, wherever situated, the monies adjudged or decreed to be payable.

If the face hereof indicates that this Note is subject to “Tax Redemption,” subject to approval by the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with any accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the Federal Republic of Germany, the United States, the jurisdiction of residence or incorporation of any successor corporation to the Issuer, or the jurisdiction of any issuing branch (each, a “Relevant Jurisdiction”), or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Trade Date hereof, the Issuer has or will become obligated to pay Additional Tax Amounts, as defined below, with respect to this Note as described below. If this Note is redeemed by the Issuer without the approval of such competent authority, if then legally required, then the amounts paid on this Note must be returned to the issuer irrespective of any agreement to the contrary. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii)       an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided, that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such

7

Additional Tax Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

All interest amounts payable in respect of this Note shall be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”), unless such deduction or withholding is required by law.

“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of this Note) and if (but only if) the face hereof indicates that this Note is subject to “Payment of Additional Tax Amounts,” the Issuer shall, to the fullest extent permitted by law, pay such additional tax amounts (“Additional Tax Amounts”) as will be necessary in order that the net amounts received by the Holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Tax Amounts shall be payable on account of any taxes, duties or governmental charges which:

(a)	are payable by any person acting as custodian bank or collecting agent on the Holder’s or the Beneficial Owner’s behalf, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer from payments of interest made by the Issuer; or

(b)	would not be payable to the extent such deduction or withholding could be avoided or reduced if the Holder or the Beneficial Owner (or any financial institution through which the Holder or the Beneficial Owner holds the Notes or through which payment on the Notes is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning accounts maintained by you or the beneficial owner (or such financial institution) or concerning the Holder’s or the Beneficial Owner’s (or financial institution’s) ownership or concerning the Holder’s or the Beneficial Owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

(c)	are payable by reason of the Holder’s or the Beneficial Owner’s having, or having had, some personal or business connection with the Federal Republic of Germany and not merely by reason of the fact that payments in respect of the Notes are, or for

8

purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany; or

(d)	are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder or the Beneficial Owner would have been entitled to Additional Tax Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

(e)	are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

(f)	would not be payable if the Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

(g)	are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with the Section 12.04 of the Indenture, whichever occurs later.

No Additional Tax Amounts or any other amounts shall be payable on account of any such withholding or deduction in respect of payments of principal.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

Moreover, all amounts payable in respect of this Note shall be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”), or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) and any applicable agreement described in Section 1471(b) of the Code. The Issuer shall have no obligation to pay Additional Tax Amounts or otherwise indemnify a Holder or Beneficial Owner in connection with any such compliance with the Code.

The terms and conditions set forth in the following paragraphs (a) – (k) shall apply to this Note, and by acquiring this Note, the Holder and each Beneficial Owner of this Note shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

(a)	Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, this Note may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of this Note;

(ii)	convert this Note into ordinary shares of (i) the Issuer or (ii) any group

9

entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the Holder (including each Beneficial Owner) of such ordinary shares or instruments); and/or

(iii)	apply any other resolution measure, including, but not limited to, (A) any transfer of this Note to another entity, (B) the amendment, modification or variation of the terms and conditions of this Note or (C) the cancellation of this Note;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of this Note or the Indenture to make a payment of principal of, interest on, or other amounts owing under this Note.

(b)	By its acquisition of this Note, the Holder (including each Beneficial Owner) of this Note shall be deemed irrevocably to have agreed:

(i)	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of this Note to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)	that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under this Note, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

(c)	The terms and conditions of this Note shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, this Note, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(d)	No repayment of any then-current principal amount of this Note or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer

10

under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(e)	By its acquisition of this Note, the Holder (and each Beneficial Owner) of this Note waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee or the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or the Agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to this Note.

(f)	Upon the imposition of a Resolution Measure by the competent resolution authority with respect to this Note, the Issuer shall provide a written notice directly to the Holder in accordance with Section 12.04 of the Indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying the Holder of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on this Note.

(g)	If this Note is called or being called for redemption by the Issuer, but the competent resolution authority has imposed a Resolution Measure with respect to this Note prior to the payment of the redemption amount, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(h)	Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from the Holders under Section 5.09 of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the debt securities issued under the Indenture at the time Outstanding to direct certain actions relating to such debt securities, and if any such direction was previously given under Section 5.09 of the Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. The Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, this Note remains outstanding, then the Trustee’s and each Agent’s duties under the Indenture shall remain applicable with respect to this Note following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental

11

indenture is not necessary.

(i)	By the acquisition of this Note, the Holder and each Beneficial Owner of this Note shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to this Note, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to this Note as it may be imposed, without any further action or direction on the part of the Holder of this Note, the Trustee or the Agents and (iii) acknowledged and accepted that the provisions contained in Article 6 of the Indenture are exhaustive on the matters described in Article 6 of the Indenture to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of this Note.

(j)	If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the debt securities issued under the Indenture, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of such debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among any series of debt securities issued under the Indenture.

(k)	The Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 7.02 and 7.06 of the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to this Note.

The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture. The Issuer and the Trustee may, without the consent of the Holder of this Note, conform the terms of this Note to the description thereof in the prospectus and prospectus supplements relating to the offering and sale of this Note.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest, if any, on this Note as herein provided in the United States, and an office or agency in the United States for the

12

registration, transfer and exchange as aforesaid of this Note. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

Subject to the imposition of a Resolution Measure, no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amount of cash as determined in accordance with the provisions set forth on the face of this Note due with respect to the principal of, premium, if any, and interest, if any, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest, if any, on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in this Note and in the third and fourth paragraphs of Section 2.03 of the Indenture, in each case, relating to the ranking of the Notes and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

As used herein:

13

(a)	the term “Beneficial Owner” shall mean the beneficial owners of this Note (and any interest therein);

(b)	the term “bridge bank” shall mean a newly chartered German bank that would receive some or all of the Issuer’s equity securities, assets, liabilities and material contracts, including those attributable to the Issuer’s branches and subsidiaries, in a resolution proceeding;

(c)	the term “Business Day” means, unless otherwise provided on the face of this Note, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in The City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in U.S. dollars are not conducted in The City of New York or London, England;

(d)	the term “competent resolution authority” shall mean any authority with the ability to exercise a Resolution Measure;

(e)	the term “group entity” shall mean an entity that is included in the corporate group subject to a Resolution Measure;

(f)	the term “Notices” refers to notices to the Holders of the Notes at each Holder’s address as that address appears in the register for the Notes by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Note are owned. Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable), or if published in such newspapers on different dates, on the date of the first such publication; and

(g)	the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

14

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

  Additional abbreviations may also be used though not in the above list.

15

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE]

 [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:____________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

16

Schedule II

DEUTSCHE BANK AG

[INSERT BRANCH OFFICE THROUGH WHICH THE NOTE IS ISSUED, IF APPLICABLE]

[FORM OF FACE OF DEBT SECURITY]

FLOATING RATE REGISTERED ELIGIBLE LIABILITIES SENIOR NOTE REGISTERED U.S. $[AGGREGATE

REGISTERED	U.S. $[AGGREGATE
PRINCIPAL AMOUNT]
CERTIFICATE No.	CUSIP:
ISIN:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ELIGIBLE LIABILITIES SENIOR NOTES, SERIES D

Floating Rate Registered Eligible Liabilities Senior Note

Trade Date............................................................	[ ]
Original Issue Date ..............................................	[ ]
Maturity Date .......................................................	[ ]
Principal Amount .................................................	[ ]
Aggregate Principal Amount ...............................	[ ]
Minimum Denominations ....................................	[ ]
Interest Accrual Date ...........................................	[ ]
Base Rate .............................................................	[ ]
Index Maturity .....................................................	[ ]
Spread (plus or minus) .........................................	[ ]
Spread Multiplier .................................................	[ ]
Initial Interest Rate...............................................	[ ]
Initial Interest Reset Date.....................................	[ ]
Interest Payment Date(s)......................................	[ ]
Interest Payment Period .......................................	[ ]
Interest Reset Date(s) ...........................................	[ ]
Resolution Measures Provisions ..........................	This Note will be subject to the Resolution Measures provisions provided in the Indenture and on the reverse hereof
Office Substitution................................................	[Applicable]
Calculation Agent ................................................	[ ]
Initial Redemption Date.......................................	[ ]
Initial Redemption Percentage.............................	[ ]
Index Currency.....................................................	[ ]

Annual Redemption Percentage Reduction .........	[ ]

Redemption Notice Period...................................	[ ]
Tax Redemption...................................................	[ ]
Payment of Additional Tax Amounts ..................	[ ]
If yes, state Initial Offering Date .........................	[ ]
Other Provisions...................................................	[ ]

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, if so specified, acting through the office specified on the front page of this Note, (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the amount of cash due with respect to the principal sum specified above on the Maturity Date specified above (except to the extent previously redeemed) and to pay interest thereon from the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment.

The Issuer will pay interest in arrears weekly, monthly, quarterly, semi-annually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or on any redemption date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date or a redemption date) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is EONIA, LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption date would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption date; and provided, further, that if an Interest Payment Date or the Maturity Date or redemption date would fall on a day that is not a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the scheduled Interest Payment Date or on the scheduled Maturity Date or redemption date.

Interest on this Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including, the Interest Accrual Date, to, but excluding the next Interest Payment Date or the date the amount due with respect to the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date that is one New York Banking Day immediately preceding the relevant date of payment with respect to such Interest Payment Date (each such date, a “Record Date”); provided, however, that any interest payable at maturity (or on any redemption date) will be payable to the person to whom the amount due with respect to the principal hereof shall be payable.

Payment of the amount due with respect to the principal, premium, if any, and any interest due on this Note will be made by wire transfer of immediately available funds at the office or agency of the Paying Agent (as defined on the reverse hereof), maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, acting on behalf of the Trustee, referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: [ ]	DEUTSCHE BANK AG [INSERT BRANCH OFFICE THROUGH WHICH THE NOTE IS ISSUED, IF APPLICABLE]

By:
Name: Title:

By:
Name: Title:

CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities referred

to in the within-mentioned Eligible Liabilities Senior Indenture.

DEUTSCHE BANK NATIONAL TRUST

COMPANY on behalf of DEUTSCHE BANK TRUST COMPANY AMERICAS, as

Authenticating Agent

By:
Authorized Officer

[FORM OF REVERSE OF SECURITY]

This Note is one of a duly authorized issue of Eligible Liabilities Senior Notes, Series D of the Issuer (the “Notes”). The Notes are issuable under an Eligible Liabilities Senior Indenture, dated as of April 19, 2017, among the Issuer, The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, authenticating agent, issuing agent, and registrar (as supplemented by the First Supplemental Eligible Liabilities Senior Indenture dated as of July 10, 2017, and the Second Supplemental Eligible Liabilities Senior Indenture dated as of July 21, 2018, and as may be further amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as its paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The Issuer has appointed DBTCA as the authenticating agent (the “Authenticating Agent,” which term includes any additional or successor Authenticating Agent appointed by the Issuer) to act on behalf of the Trustee to authenticate the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

This Note will not be subject to any sinking fund. Unless otherwise indicated on the face hereof, this Note will not be redeemable prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof or on the Redemption Dates specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. Any redemption of this Note prior to its stated maturity shall be subject to (i) receipt by the Issuer of approval of the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, and (ii) compliance with any other regulatory requirements. If this Note is redeemed by the Issuer without the approval of such competent authority, if then legally required, then the amounts paid on this Note must be returned to the Issuer irrespective of any agreement to the contrary.

If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term “Interest Reset Date” shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Dates; provided, however, that the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is EONIA, EURIBOR or LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

As used herein:

(a)	“Business Day” means, unless otherwise provided on the face of this Note, any day other than a day that is (i) a Saturday or Sunday, (ii) a day on which banking institutions generally in The City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) a day on which transactions in U.S. dollars are not conducted in The City of New York or London, England; and, in addition, for LIBOR Notes only, a London Banking Day;

(b)	“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended;

(c)	“Index Currency” means the currency specified on the face hereof as the currency for which LIBOR shall be calculated, or, if no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars;

(d)	“London Banking Day” means any day on which dealings in deposits in the Index Currency are transacted in the London interbank market;

(e)	“Reuters page” means the display on Reuters 3000 Xtra, or any successor service, on the page or pages specified on the face hereof, or any replacement page or pages on that service;

(f)	“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer System; and

(g)	“TARGET Settlement Day” means any day on which TARGET2 is operating.

The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EONIA or EURIBOR shall be the second TARGET

Settlement Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR shall be the second London Banking Day prior to such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is British pounds sterling will be such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to two or more Base Rates will be the latest Business Day that is at least two Business Days before the Interest Reset Date for the applicable Note on which each Base Rate is determinable.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or

(ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed, any redemption date), as the case may be.

Determination of EONIA. If the Base Rate specified on the face hereof is “EONIA,” for any Interest Determination Date, EONIA with respect to this Note shall be the effective overnight reference rate for euro, computed by the European Central Bank as a weighted average of all overnight unsecured lending transactions in the interbank market, undertaken in the European Union and European Free Trade Association (EFTA) countries, having an Index Maturity of one TARGET Settlement Day, commencing on the applicable Interest Reset Date, as such rate appears on Reuters page EONIA (or any other page as may replace Reuters page EONIA) (“Reuters Page EONIA”) as of 7:00 p.m., Central European Time, on such Interest Determination Date.

The following procedures shall be followed if EONIA cannot be determined as described above:

(a)	If the Calculation Agent determines that EONIA has been permanently discontinued, the Calculation Agent will, in its sole discretion, select an alternative reference rate as a substitute interest rate for the Notes; provided that if the Calculation Agent determines that there is an industry accepted successor interest rate for EONIA, the Calculation Agent shall use such successor interest rate as the substitute interest rate for the Notes. As part of any such substitution, the Calculation Agent may make adjustments to the terms of the Notes, including, but not limited to, the definition of the Base Rate (including the related fallback mechanism), the applicable Index Currency and/or Index Maturity for such alternative reference rate, the Spread or Spread Multiplier, as well as the business day convention, the definition of Business Day, Interest Determination Dates and related provisions and definitions, in each case consistent with accepted market practice for the use of such alternative reference rate for debt obligations such as the Notes.

(b)	If the Calculation Agent has not selected an alternative reference rate as a substitute interest rate for the Notes as provided above, the following will apply:

(i)	If the above rate does not appear on Reuters Page EONIA or is not so published by 7:00 p.m., Central European Time, on the applicable Interest Determination Date, EONIA for such Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone offices of four major banks in the Euro-zone interbank market, which may include the Issuer, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for interbank term deposits in euro for a period of one TARGET Settlement Day, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 7:00 p.m., Central European Time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

(ii)	If fewer than two quotations are so provided, EONIA for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates quoted at approximately 7:00 p.m., Central European Time, on such Interest Determination Date by four major banks in the Euro-zone interbank market, as selected by the Calculation Agent, for loans in euro to leading European banks for a period of one TARGET Settlement Day, commencing on the applicable Interest Reset Date in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

(iii)	If the banks so selected by the Calculation Agent are not providing quotations as set forth above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate EONIA, will determine EONIA for that Interest Determination Date in its sole discretion.

Determination of EURIBOR. If the Base Rate specified on the face hereof is “EURIBOR,” for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for interbank term deposits in euro, as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing such rate, for the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, as such rate appears on Reuters page EURIBOR01 (or any other page as may replace Reuters page EURIBOR01) (“Reuters Page EURIBOR01”) as of 11:00 a.m., Central European Time, on such Interest Determination Date.

The following procedures shall be followed if EURIBOR cannot be determined as described above:

(a)	If the Calculation Agent determines that EURIBOR with the Index Maturity specified on the face hereof has been permanently discontinued, the Calculation Agent will, in its sole discretion, select an alternative reference rate as a substitute interest rate for the Notes; provided that if the Calculation Agent determines that there is an industry accepted successor interest rate for the discontinued EURIBOR, the Calculation Agent shall use such successor interest rate as the substitute interest rate for the Notes. As part of any such substitution, the Calculation Agent may make adjustments to the terms of the Notes, including, but not limited to, the definition of the Base Rate (including the related fallback mechanism), the applicable Index Currency and/or Index Maturity for such alternative reference rate, the Spread or Spread Multiplier, as well as the business day convention, the definition of Business Day, Interest Determination Dates and related provisions and definitions, in each case consistent with accepted market practice for the use of such alternative reference rate for debt obligations such as the Notes.

(b)	If the Calculation Agent has not selected an alternative reference rate as a substitute interest rate for the Notes as provided above, the following will apply:

(i)	If the above rate does not appear on Reuters Page EURIBOR01 or is not so published by 11:00 a.m., Central European Time, on the applicable Interest Determination Date, EURIBOR for such Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone offices of four major banks in the Euro-zone interbank market, which may include the Issuer, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for interbank term deposits in euro for a period of time equivalent to the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Central European Time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

(ii)	If fewer than two quotations are so provided, EURIBOR for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Central European Time, on such Interest Determination Date by four major banks in the Euro-zone interbank market, as selected by the Calculation Agent, for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

(iii)	If the banks so selected by the Calculation Agent are not providing quotations as set forth above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate EURIBOR with the relevant Index Maturity, will determine EURIBOR for that Interest Determination Date in its sole discretion.

Determination of LIBOR. If the Base Rate specified on the face hereof is “LIBOR,” LIBOR with respect to this Note shall be based on the London Interbank Offered Rate. The Calculation Agent shall determine LIBOR for each Interest Determination Date as follows:

As of the Interest Determination Date, LIBOR shall be the arithmetic mean of the offered rates appearing on Reuters page LIBOR01 (or any other page as may replace Reuters page LIBOR01) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such Interest Determination Date, for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the applicable Interest Reset Date, if at least two offered rates appear on Reuters Page LIBOR01; provided that, if Reuters Page LIBOR01 by its terms provides only for a single rate, that single rate shall be used.

The following procedures shall be followed if LIBOR cannot be determined as described above:

(a)	If the Calculation Agent determines that LIBOR with the Index Currency and Index Maturity specified on the face hereof has been permanently discontinued, the Calculation Agent will, in its sole discretion, select an alternative reference rate as a substitute interest rate for the Notes; provided that, if the Calculation Agent determines that there is an industry accepted successor interest rate for the discontinued LIBOR, the Calculation Agent shall use such successor interest rate as the substitute interest rate for the Notes. As part of any such substitution, the Calculation Agent may make adjustments to the terms of the Notes, including, but not limited to, the definition of the Base Rate (including the related fallback mechanism), the applicable Index Currency and/or Index Maturity for such alternative reference rate, the Spread or Spread Multiplier, as well as the business day convention, the definition of Business Day, Interest Determination Dates and related provisions and definitions, in each case consistent with accepted market practice for the use of such alternative reference rate for debt obligations such as the Notes.

(b)	If the Calculation Agent has not selected an alternative reference rate as a substitute interest rate for the Notes as provided above, the following will apply:

(i)	If (I) fewer than two offered rates appear and Reuters Page LIBOR01 does not by its terms provide only for a single rate or (II) no rate appears and Reuters Page LIBOR01 by its terms provides only for a single rate, then the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include the Issuer or its affiliates) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date immediately following the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time. If at least two such quotations are so provided, LIBOR on such Interest Determination Date shall be the arithmetic mean of such quotations.

(ii)	If fewer than two such quotations are so provided by the major reference banks, LIBOR on such Interest Determination Date shall the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center for the country of the Index Currency on that Interest Determination Date, by three major banks (which may include the Issuer or its affiliates) in such principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time.

(iii)	If the banks so selected by the Calculation Agent are not providing quotations as set forth above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR with the Index Currency and Index Maturity specified on the face hereof, will determine LIBOR for that Interest Determination Date in its sole discretion.

The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be less than 0% per annum or higher than the maximum rate permitted by New York law, as such maximum rate may be modified by United States Federal law of general application.

At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

Unless otherwise indicated on the face hereof, interest payments on this Note shall be the amount of interest accrued from, and including, the Interest Accrual Date or from, and including the last date to which interest has been paid or duly provided for to, but excluding, the Interest Payment Dates or the Maturity Date (or any earlier redemption date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the Principal Amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is EONIA, EURIBOR or LIBOR (if the Index Currency is not British pounds sterling), (ii) by 365 if the Base Rate is LIBOR and the Index Currency is British pounds sterling or (iii) as otherwise specified on the face hereof. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% being rounded up to 0.00001%) and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

The Notes are intended to qualify as eligible liabilities instruments for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

The obligations under the Notes constitute unsecured and unsubordinated non-preferred obligations of the Issuer under debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision. The obligations of the Issuer under the Notes shall rank pari passu among themselves and with all other unsecured and unsubordinated non-preferred obligations under debt instruments of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision.

In accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer, the obligations of the Issuer under the Notes shall rank junior to the claims of unsubordinated creditors of the Issuer not qualifying as obligations under debt instruments of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision. In any such event, no amounts shall be payable in respect of the Notes until the claims of such unsubordinated creditors of the Issuer have been satisfied in full.

No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Notes or shorten the term of any of the Notes or any applicable notice period. No Holder may set off its claims arising under the Notes against any claims of the Issuer. No security or guarantee shall be provided at any time securing claims of the Holders under the Notes; any security or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Notes.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and unless otherwise specified above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

If “Office Substitution” is applicable to the Notes as specified on the face hereof, the Issuer may at any time, without the consent of the Holders or the Trustee, to designate another Office of the Issuer as substitute for the Office through which the Issuer has acted to issue the Notes with the same effect as if such substitute Office had been originally named as the Office through which the Issuer had acted to issue the Notes for all purposes under the Indenture and the Notes.  In order to give effect to such substitution, the Issuer shall give notice of such substitution to the Trustee and the Holders of the Notes.  With effect from the substitution date, such substitute Office shall, without any amendment to this Note or entry into any supplemental indenture, assume all of the obligations of the originally-named Office as principal obligor under the Notes. “Office” means the Issuer’s head office or one of the Issuer’s branch offices.

DBTCA has been appointed Registrar for the Notes, and DBTCA will maintain at its office in The City of New York, a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office of DBTCA by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that neither the Trustee nor the Authenticating Agent will be required to (i) register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (ii) register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Authenticating Agent and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee and the Authenticating Agent, the Issuer in its

discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee, the Authenticating Agent and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

An “Event of Default” with respect to this Note means the opening of insolvency proceedings against the Issuer by a German court having jurisdiction over the Issuer. There are no other events of default under this Note. If an Event of Default with respect to this Note occurs and is continuing, then, unless the principal of this Note shall have already become due and payable, either the Trustee or the Holder of not less than 33 1⁄3% in aggregate principal amount of all outstanding debt securities issued under the Indenture (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the principal amount of this Note and interest accrued thereon to be due and payable immediately in accordance with the terms of the Indenture.

Subject to Section 5.02 of the Indenture, the Indenture provides for no right of acceleration in the case of a default in the payment of principal of, or interest on, or other amounts owing under this Note or a default in the performance of any other covenant of the Issuer under this Note or the Indenture (any such default in payment or default in performance, a “default”).

If an Event of Default or a default with respect to this Note occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to pursue any available remedy by proceedings at law or in equity to collect any principal of and interest on this Note due and unpaid, or to enforce the performance of any provision of this Note or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon this Note and collect in the manner provided by law out of the property of the Issuer or other obligor upon this Note, wherever situated, the monies adjudged or decreed to be payable.

If the face hereof indicates that this Note is subject to “Tax Redemption,” subject to approval by the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority, this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with any accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the Federal Republic of Germany, the United States, the jurisdiction of residence or incorporation of any successor corporation to the Issuer, or the jurisdiction of any issuing branch (each, a “Relevant Jurisdiction”), or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Trade Date hereof, the Issuer has or will become obligated to pay Additional Tax Amounts, as defined below, with respect to this Note as described below. If this Note is redeemed by the Issuer without the approval of such competent authority, if then legally required, then the amounts paid on this Note must be returned to the issuer irrespective of any agreement to the contrary. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided, that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Tax Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

All interest amounts payable in respect of this Note shall be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”), unless such deduction or withholding is required by law.

“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of this Note) and if (but only if) the face hereof indicates that this Note is subject to “Payment of Additional Tax Amounts,” the Issuer shall, to the fullest extent permitted by law, pay such additional tax amounts (“Additional Tax Amounts”) as will be necessary in order that the net amounts received by the Holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Tax Amounts shall be payable on account of any taxes, duties or governmental charges which:

(a)	are payable by any person acting as custodian bank or collecting agent on the Holder’s or the Beneficial Owner’s behalf, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer from payments of interest made by the Issuer; or

(b)	would not be payable to the extent such deduction or withholding could be avoided or reduced if the Holder or the Beneficial Owner (or any financial institution through which the Holder or the Beneficial Owner holds the Notes or through which payment on the Notes is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning accounts maintained by you or the beneficial owner (or such financial institution) or concerning the Holder’s or the Beneficial Owner’s (or financial institution’s) ownership or concerning the Holder’s or the Beneficial Owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

(c)	are payable by reason of the Holder’s or the Beneficial Owner’s having, or having had, some personal or business connection with the Federal Republic of Germany and not merely by reason of the fact that payments in respect of the Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany; or

(d)	are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder or the Beneficial Owner would have been entitled to Additional Tax Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

(e)	are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

(f)	would not be payable if the Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

(g)	are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with the Section 12.04 of the Indenture, whichever occurs later.

No Additional Tax Amounts or any other amounts shall be payable on account of any such withholding or deduction in respect of payments of principal.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

Moreover, all amounts payable in respect of this Note shall be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”), or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) and any applicable agreement described in Section 1471(b) of the Code. The Issuer shall have no obligation to pay Additional Tax Amounts or otherwise indemnify a Holder or Beneficial Owner in connection with any such compliance with the Code.

The terms and conditions set forth in the following paragraphs (a) – (k) shall apply to this Note, and by acquiring this Note, the Holder and each Beneficial Owner of this Note shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority.

(a)	Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, this Note may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount, if any, or any other amount in respect of this Note;

(ii)	convert this Note into ordinary shares of (i) the Issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the Holder (including each Beneficial Owner) of such ordinary shares or instruments); and/or

(iii)	apply any other resolution measure, including, but not limited to, (A) any transfer of this Note to another entity, (B) the amendment,modification or variation of the terms and conditions of this Note or (C) the cancellation of this Note;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of this Note or the Indenture to make a payment of principal of, interest on, or other amounts owing under this Note.

(b)	By its acquisition of this Note, the Holder (including each Beneficial Owner) of this Note shall be deemed irrevocably to have agreed:

(i)	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of this Note to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)	that the imposition of any Resolution Measure will not constitute an Event of Default or a default (A) under this Note, (B) under the Indenture or (C) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

(c)	The terms and conditions of this Note shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, this Note, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(d)	No repayment of any then-current principal amount of this Note or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(e)	By its acquisition of this Note, the Holder (and each Beneficial Owner) of this Note waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee or the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or the Agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to this Note.

(f)	Upon the imposition of a Resolution Measure by the competent resolution authority with respect to this Note, the Issuer shall provide a written notice directly to the Holder in accordance with Section 12.04 of the Indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying the Holder of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on this Note.

(g)	If this Note is called or being called for redemption by the Issuer, but the competent resolution authority has imposed a Resolution Measure with respect to this Note prior to the payment of the redemption amount, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(h)	Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from the Holders under Section 5.09 of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the debt securities issued under the Indenture at the time Outstanding to direct certain actions relating to such debt securities, and if any such direction was previously given under Section 5.09 of the Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. The Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, this Note remains outstanding, then the Trustee’s and each Agent’s duties under the Indenture shall remain applicable with respect to this Note following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(i)	By the acquisition of this Note, the Holder and each Beneficial Owner of this Note shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to this Note, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to this Note as it may be imposed, without any further action or direction on the part of the Holder of this Note, the Trustee or the Agents and (iii) acknowledged and accepted that the provisions contained in Article 6 of the Indenture are exhaustive on the matters described in Article 6 of the Indenture to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of this Note.

(j)	If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the debt securities issued under the Indenture, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of such debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among any series of debt securities issued under the Indenture.

(k)	The Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 7.02 and 7.06 of the Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to this Note.

The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture. The Issuer and the Trustee may, without the consent of the Holder of this Note, conform the terms of this Note to the description thereof in the prospectus and prospectus supplements relating to the offering and sale of this Note.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest, if any, on this

Note as herein provided in the United States, and an office or agency in the United States for the registration, transfer and exchange as aforesaid of this Note. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

 With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

Subject to the imposition of a Resolution Measure, no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amount of cash as determined in accordance with the provisions set forth on the face of this Note due with respect to the principal of, premium, if any, and interest, if any, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest, if any, on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in this Note and in the third and fourth paragraphs of Section 2.03 of the Indenture, in each case, relating to the ranking of the Notes and their status under Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz), which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

As used herein:

(a)	the term “Beneficial Owner” shall mean the beneficial owners of this Note (and any interest therein);

(b)	the term “bridge bank” shall mean a newly chartered German bank that would receive some or all of the Issuer’s equity securities, assets, liabilities and material contracts, including those attributable to the Issuer’s branches and subsidiaries, in a resolution proceeding;

(c)	the term “competent resolution authority” shall mean any authority with the ability to exercise a Resolution Measure;

(d)	the term “group entity” shall mean an entity that is included in the corporate group subject to a Resolution Measure;

(e)	the term “Notices” refers to notices to the Holders of the Notes at each Holder’s address as that address appears in the register for the Notes by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Note are owned. Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable), or if published in such newspapers on different dates, on the date of the first such publication; and

(f)	the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common TEN ENT – as tenants by the entireties

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:        The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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